Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-10409, 333-66422, 333-82302, 333-112521, 333-133640, 333-179248, 333- 217435, 333-222697,  333-227584, 333-229655, and 333-236525 on Form S-8 of our reports dated November 20, 2020, relating to the financial statements of Woodward, Inc., and the effectiveness of Woodward, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Woodward, Inc. for the year ended September 30, 2020.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

November 20, 2020